SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                    Form 10/A
                           Amendment No. 2 to Form 10



                 General Form For Registration of Securities
                     Pursuant to Section 12(b) or (g) of
                     the Securities Exchange Act of 1934


                      CORNING CLINICAL LABORATORIES INC.
                (to be renamed Quest Diagnostics Incorporated)
            (Exact name of registrant as specified in its charter)



                    Delaware                            16-1387862
 ----------------------------------------------- -------------------------
        (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)            Identification No.)

               One Malcolm Avenue
              Teterboro, New Jersey                        07608
 ----------------------------------------------- -------------------------
    (Address of principal executive offices)            (Zip Code)

                               201 393 5000
            ----------------------------------------------------
            (Registrant's telephone number, including area code)


Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                 Name of each exchange on which
             to be so registered                each class is to be registered

   Common Stock, with attached Preferred            New York Stock Exchange
             Stock Purchase Right

Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
--------------------------------------------------------------------------------
                               (Title of class)

                      CORNING CLINICAL LABORATORIES INC.


INTRODUCTION
   This Registration Statement on Form 10 relates to the registration under the Securities Exchange Act of 1934, as amended, of the common stock, with attached Preferred Stock Purchase Right, of the Registrant which is being issued as described in the Information Statement, subject to completion or amendment (the "Information Statement"), dated November 19, 1996, of Corning Incorporated. Selected pages of the Information Statement which are related to the Registrant and the securities being registered hereunder (the "Quest Diagnostics Information") are attached hereto as Exhibit 99.1 and are incorporated herein by reference in answer to the items of this Registration Statement set forth below.

Item 1. Business
   The information required by this item is contained under the sections" Risk Factors--Risks Relating to Quest Diagnostics," "Business of Quest Diagnostics" and "The Relationship Among Corning, Quest Diagnostics and Covance After the Distributions" of the Quest Diagnostics Information and such sections are incorporated herein by reference.

Item 2. Financial Information
   The information required by this item is contained under the sections "Capitalization of Quest Diagnostics," "Pro Forma Financial Information of Quest Diagnostics," "Selected Historical Financial Data of Quest Diagnostics" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Quest Diagnostics" of the Quest Diagnostics Information and such sections are incorporated herein by reference.

Item 3. Properties
   The information required by this item is contained under the section "Business of Quest Diagnostics--Properties" of the Quest Diagnostics Information and such section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management The information required by this item is contained under the section
"Security Ownership of Certain Beneficial Owners and Management of Quest Diagnostics" of the Quest Diagnostics Information and such section is incorporated herein by reference.

Item 5. Directors and Executive Officers
   The information required by this item is contained under the section "Management of Quest Diagnostics" of the Quest Diagnostics Information and such section is incorporated herein by reference.

Item 6. Executive Compensation
   The information required by this item is contained under the section "Management of Quest Diagnostics" of the Quest Diagnostics Information and such section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions
   The information required by this item is contained under the section "Management of Quest Diagnostics" of the Quest Diagnostics Information and such section is incorporated herein by reference.

Item 8. Legal Proceedings
   The information required by this item is contained under the sections "Business of Quest Diagnostics--Government Investigations and Related Claims" and "--Legal Proceedings" of the Quest Diagnostics Information and such sections are incorporated herein by reference.



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


Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters
   The information required by this item is contained under the sections "Risk Factors--Risks Relating to Quest Diagnostics--Absence of Dividends; Restrictions Imposed on Dividends by the Indenture and the Quest Diagnostics Credit Facility," "Risk Factors--Risks Relating to Quest Diagnostics--Absence of Prior Public Market," "Risk Factors--Risks Relating to Quest Diagnostics--Potential Volatility of Stock Price," "Description of Quest Diagnostics Capital Stock--Quest Diagnostics Common Stock--Dividend Policy," "--Quest Diagnostics Common Stock--Listing and Trading" and "Management of Quest Diagnostics" of the Quest Diagnostics Information and such sections are incorporated herein by reference.


Item 10. Recent Sales of Unregistered Securities
   Not applicable.


Item 11. Description of Registrant's Securities to be Registered
   The information required by this item is contained under the sections "Description of Quest Diagnostics Capital Stock" and "Antitakeover Effects of Certain Provisions of the Quest Diagnostics Certificate of Incorporation and By-Laws" of the Quest Diagnostics Information and such sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers
   The information required by this item is contained under the section "Liability and Indemnification of Directors and Officers of Quest
Diagnostics" of the Quest Diagnostics Information and such section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data
   The information required by this item is contained under the sections "Capitalization of Quest Diagnostics," "Pro Forma Financial Information of Quest Diagnostics," "Selected Historical Financial Data of Quest Diagnostics," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Quest Diagnostics" and "Financial Statements of Corning Clinical Laboratories Inc." of the Quest Diagnostics Information and such sections are incorporated herein by reference.


Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
   Not applicable.

Item 15. Financial Statements and Exhibits
   (a) Financial Statements


   The information required by this item is contained under the section "Financial Statements of Quest Diagnostics Incorporated" of the Quest Diagnostics Information and such section is incorporated herein by reference.


   (b) Exhibits

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

 Exhibit
  Number                                            Description
---------      ---------------------------------------------------------------------------------------
 2.1          Form of Transaction Agreement among Corning Incorporated, Corning Life Sciences Inc.,
              Corning Clinical Laboratories Inc. and Covance Inc., dated [      ], 1996
 3.1          Certificate of Incorporation of the Registrant
 3.2          By-Laws of the Registrant
 4.1*         Form of Common Stock certificate
 4.2          Form of Rights Agreement between Corning Clinical Laboratories Inc. and Harris Trust and Savings Bank, dated December 31, 1996
10.1          Form of Tax Sharing Agreement among Corning Incorporated, Corning Clinical Laboratories
              Inc. and Covance Inc., dated [      ], 1996
10.2          Form of Spin-Off Tax Indemnification Agreement between Corning Incorporated and Corning
              Clinical Laboratories Inc. dated, [      ], 1996
10.3          Form of Spin-Off Tax Indemnification Agreement between Corning Clinical Laboratories
              Inc. and Covance Inc., dated [      ], 1996
10.4*         Form of Credit Agreement among Corning Clinical Laboratories Inc., Morgan Guaranty
              Trust Company of New York, Nationsbank, N.A. and Wachovia Bank of Georgia, N.A., dated
              [        ], 1996
10.5          Form of Spin-Off Tax Indemnification Agreement between Covance Inc. and Corning
              Clinical Laboratories Inc., dated [           ], 1996
10.6          Form of Corning Clinical Laboratories Inc. Employees Stock Purchase Plan
10.7          Form of Corning Clinical Laboratories Inc. Variable Compensation Plan
10.8          Form of Corning Clinical Laboratories Inc. Profit Sharing Plan
10.9          Form of Corning Clinical Laboratories Inc. Employee Equity Participation Program
10.10         Form of Corning Clinical Laboratories Inc. Executive Retirement Supplemental Plan
10.11         Form of Corning Clinical Laboratories Inc. Directors' Restricted Stock Plan
10.12*        Form of Employment Agreement between Kenneth W. Freeman and Corning Clinical
              Laboratories Inc.
21            Subsidiaries of the Registrant
27            Financial Data Schedules
99.1          Selected pages of the Information Statement, subject to completion or amendment, of
              Corning Incorporated dated November 5, 1996 (pages 2; 28-107; F-1-F-28)

--------
* To be filed by amendment.

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
                                  SIGNATURES

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 CORNING CLINICAL LABORATORIES INC.


Dated: November 19, 1996         By: /s/ Kenneth W. Freeman
                                     Kenneth W. Freeman, President
                                     and Chief Executive Officer


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